                                                                     EXHIBIT 4.1



















                 THE DETROIT EDISON SECURITIZATION FUNDING LLC,
                      A MICHIGAN LIMITED LIABILITY COMPANY


                       LIMITED LIABILITY COMPANY AGREEMENT




























DATED:   Effective November 20, 2000

                 THE DETROIT EDISON SECURITIZATION FUNDING LLC,
                      A MICHIGAN LIMITED LIABILITY COMPANY


                       LIMITED LIABILITY COMPANY AGREEMENT


                                TABLE OF CONTENTS

ARTICLE AND SECTION                                                                          PAGE
-------------------                                                                          ----

ARTICLE I
DEFINITIONS.....................................................................................1

ARTICLE II
CONTINUATION AND GENERAL MATTERS WITH  RESPECT TO THE COMPANY...................................6
2.1      Continuation; Filings..................................................................6
2.2      Name; Ownership of Property............................................................6
2.3      Office; Resident Agent.................................................................6
2.4      Purposes...............................................................................7
2.5      Term...................................................................................7
2.6      Special Covenants......................................................................7

ARTICLE III
IDENTITY OF MEMBER;  MEMBER'S CONTRIBUTIONS AND DISTRIBUTIONS..................................11
3.1      Member................................................................................11
3.2      Capital Contributions.................................................................12
3.3      Return of Capital Contributions; Interest on Capital Contributions....................12
3.4      Sale of Securitization Property.......................................................12
3.5      Approval of Member....................................................................12
3.6      Action by Member......................................................................13
3.7      Compensation and Reimbursement of Member..............................................13
3.8      Limited Liability of Member...........................................................13
3.9      Activities of Member..................................................................13
3.10     Member's Good Faith...................................................................13

ARTICLE IV
MANAGEMENT.....................................................................................14
4.1      Management by Managers................................................................14
4.2      Number and Appointment of Managers....................................................14
4.3      Independent Managers..................................................................15
4.4      Resignation or Removal of Managers....................................................16
4.5      Meetings of Managers..................................................................16
4.6      Quorum; Voting by Managers............................................................17
4.7      Written Approval of Managers in Lieu of Meeting.......................................17
4.8      Managers' Positions Within the Member.................................................18
4.9      Managers' Compensation and Reimbursement..............................................18
4.10     Managers' Duty to Devote Time.........................................................18
4.11     Managers' Standard of Care and Absence of Liability...................................18
4.12     Delegation to Officers................................................................18

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS TO MEMBER;
RECORD KEEPING AND TAX MATTERS.................................................................19
5.1      Allocations...........................................................................19
5.2      Distributions.........................................................................19
5.3      Expenses..............................................................................19
5.4      Books and Records.....................................................................20
5.5      Fiscal Year; Accounting Method........................................................20
5.6      Tax Information, Financial Statements and Reports.....................................20
5.7      Tax Matters Partner...................................................................20

                                      (i)

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
5.8      Bank Accounts.........................................................................21

ARTICLE VI
ASSIGNMENTS AND ACQUISITIONS OF MEMBERSHIP INTEREST............................................21
6.1      General Matters Regarding Assignments.................................................21
6.2      Disability Event as to Member.........................................................21
6.3      Admission of Substitution Member......................................................22
6.4      Admission of Additional Members.......................................................23
6.5      Merger or Consolidation of Member.....................................................23
6.6      Withdrawal............................................................................23

ARTICLE VII
EXCULPATION AND INDEMNIFICATION................................................................23
7.1      Exculpation...........................................................................23
7.2      Indemnification.......................................................................24
7.3      Advancement of Expenses...............................................................24
7.4      Indemnification of Employees and Agents...............................................25
7.5      Nonexclusivity of Rights and Other Matters............................................25
7.6      Insurance.............................................................................25
7.7      Saving Clause.........................................................................25
7.8      Contribution..........................................................................25

ARTICLE VIII
DISSOLUTION AND LIQUIDATION....................................................................26
8.1      Term..................................................................................26
8.2      Winding Up and Liquidation of the Company.............................................26
8.3      Certificate of Dissolution............................................................27

ARTICLE IX
MISCELLANEOUS PROVISIONS.......................................................................27
9.1      Offset................................................................................27
9.2      Nonpetition Covenant..................................................................27
9.3      Notices...............................................................................28
9.4      Construction..........................................................................28
9.5      Severability..........................................................................29
9.6      Waiver................................................................................29
9.7      No Conflict with Articles.............................................................29
9.8      Entire Agreement......................................................................29
9.9      Amendment.............................................................................30
9.10     Insertion of Agreement Provisions in Indenture........................................30
9.11     Binding Agreement.....................................................................30
9.12     Counterparts..........................................................................30



Schedule I - Schedule of Managers


                                      (ii)

                 THE DETROIT EDISON SECURITIZATION FUNDING LLC,
                      A MICHIGAN LIMITED LIABILITY COMPANY


                       LIMITED LIABILITY COMPANY AGREEMENT




         THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into effective as of November 20, 2000, by and among (i) THE DETROIT EDISON SECURITIZATION FUNDING LLC, a Michigan limited liability company, whose address is 2000 Second Avenue, Detroit, Michigan 48226 ("FUNDING"), (ii) THE DETROIT EDISON COMPANY, a Michigan corporation, whose address is 2000 Second Avenue, Detroit, Michigan 48226 ("DETROIT EDISON") and (iii) each of the managers of the Company identified in Schedule I attached hereto and incorporated herein.




                                    RECITALS:


         A. On November 20, 2000, Detroit Edison, as the sole member, caused Articles of Organization with respect to Funding (the "ORIGINAL ARTICLES") to be filed with the Michigan Department of Consumer and Industry Services, Bureau of Commercial Services, Corporation Division (the "DEPARTMENT"), thereby causing Funding to be formed as a limited liability company (the "COMPANY") under and subject to the LLC Act (as defined below).


         B.The parties hereto desire to set forth their agreements as to (i) the terms and conditions of Detroit Edison's membership in the Company, including without limitation, its obligation to contribute capital to the Company and its right to receive distributions, (ii) the activities of the Company, including the issuance of the Bonds in accordance with the Financing Order (as such terms are defined below) and the satisfaction of the Company's obligations with respect to such Bonds, (iii) certain indemnifications being provided by the Company and (iv) the operation and management of the Company.


         Accordingly, the parties hereto agree as follows:




                                    ARTICLE I


                                   DEFINITIONS



         The following capitalized terms shall have the following meanings:


         "ADMINISTRATION AGREEMENT" shall mean the Administration Agreement,
dated                  , 2001, between the Company, as issuer, and Detroit
Edison, as administrator, with respect to the provision of corporate management services to the Company, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


         "AFFILIATE", with respect to any specified Person, shall mean any other Person controlling or controlled by or under common control with such specified Person, where "CONTROL", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms

"CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing; it being acknowledged by the parties hereto that the Company is not controlled by and is not under common control with Detroit Edison, and, accordingly, is not an Affiliate of Detroit Edison.


         "AGREEMENT" shall mean this Limited Liability Company Agreement, as the same may be amended, supplemented, modified or restated from time to time in accordance with the provisions hereof.


         "ARTICLES" has the meaning set forth in Section 2.1 hereof.


         "ASSIGN," "ASSIGNEE" and "ASSIGNMENT" have the meanings set forth in
Section 6.1(b) hereof.


         "ASSIGNEE" shall mean the Company as the assignee of Detroit Edison under the Financing Order and with respect to the Securitization Property.


         "BASIC DOCUMENTS" shall mean the Governing Documents, the Indenture, the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Underwriting Agreement, the Hedge Agreements and the Interest Rate Swap Agreements.


         "BILL OF SALE" shall mean the bill of sale dated as of          , 2001,
issued by Detroit Edison to the Company pursuant to the Sale Agreement, and any other bill of sale delivered in accordance therewith.


         "BONDS" shall mean one or more Series of securitization bonds (each of which may be comprised of one or more Classes) issued pursuant to the Financing Order and the Indenture.


         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in the City of Detroit, Michigan.


         "CLASS" shall mean any class of a Series of Bonds, and "CLASSES" shall mean two or more classes, as the context requires.


         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor law).


         "COMPANY" has the meaning set forth in Recital A.


         "COMPETITION ACT" shall mean, jointly, the Customer Choice and Electric Reliability Act, Senate Bill No. 937, 2000 PA 141 and Enrolled Senate Bill No. 1253, 2000 PA 142, both effective June 5, 2000, both with respect to the restructuring of the electric utility business in Michigan, which acts authorize electric utilities to (i) recover qualified costs through irrevocable non-bypassable securitization charges, (ii) assign such securitization charges to special purpose entities and (iii) issue or have their assignees issue debt securities secured by such securitization charges, as amended from time to time (and any successor laws).


         "DAY" or "DAYS" shall mean each calendar day, including Saturdays, Sundays and legal holidays; provided, however, that if the day on which a period of time for consent or approval or other action ends is not a business day, such period shall end on the next business day.


         "DEPARTMENT" has the meaning set forth in Recital A.


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         "DETROIT EDISON" has the meaning set forth in the introductory paragraph hereof.


         "DISABILITY EVENT" has the meaning set forth in Section 6.2(a) hereof.


         "DISABLED MEMBER" has the meaning set forth in Section 6.2(a) hereof.


         "DISSOLUTION PROPOSAL" shall mean a written proposal unanimously approved by the Managers with respect to the dissolution of the Company (i) which contains a schedule regarding the use and distribution of liquidation proceeds and (ii) to which have been attached the written consents of such Persons as the Managers have determined it was necessary to obtain with respect to the dissolution.


         "FINANCING ORDER" shall mean the opinion and order issued by MPSC on November 2, 2000 as amended by opinion and order dated January 4, 2001 in MPSC Case No. U-12478, pursuant to the Competition Act, providing for the creation of the Securitization Property, the collection of the Securitization Charge with respect to such Securitization Property, the periodic adjustment of the Securitization Charge, and the creation of a special purpose entity to acquire title to the Securitization Property and to issue bonds with respect thereto.


         "FUNDING" has the meaning set forth in the introductory paragraph hereof.


         "GOVERNING DOCUMENTS" shall mean this Agreement and the Articles.


         "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.


         "HEDGE AGREEMENTS" shall mean, collectively, any agreements between the Company and third party counterparties entered into to protect against interest rate movements prior to the pricing of any of the Bonds, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


         "INDENTURE" shall mean the Indenture, dated as of                  ,
2001 between the Company and the Trustee, with respect to the issuance of the Bonds pursuant to the Financing Order, the repayment of the Bonds and related matters, as the same may be amended, modified or supplemented from time to time.


         "INDEPENDENT MANAGER" shall mean, with respect to the Company, a Manager who is not, and within the five years prior to the date of his appointment was not (except solely by virtue of such Person's serving as, or being an Affiliate of any other Person serving as, an independent director or manager, as applicable, of the Member or any bankruptcy-remote special purpose entity that is an Affiliate of the Member or the Company), (i) a stockholder, member, partner, director, officer, manager, employee, customer, supplier, creditor, contractor, independent contractor or Affiliate of, or any Person that has received any benefit in any form whatever from (other than in such Manager's capacity as a ratepayer or customer of the Member in the ordinary course of business), or any Person that has provided any service in any form whatsoever to, or any major creditor (or any Affiliate of any major creditor) of, the Company, the Member, or any of their Affiliates, or (ii) a Person owning beneficially, directly or indirectly, any outstanding shares of common stock, any limited liability company interests or any partnership interests, as applicable, of the Company, the Member or any of their Affiliates, or of any major creditor (or any Affiliate of any major creditor) of any of the foregoing, or a stockholder, member, partner, director, officer, employee, customer, supplier, creditor, contractor, independent contractor or Affiliate of, or any Person that has received any benefit in any form whatever from (other than in such Person's capacity as a ratepayer or customer of the Member in the ordinary course of business), or any Person that has provided any service in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates,
(iii) a member of the immediate family of any person described above or (iv) is a Person who otherwise controls the Company, the Member or any of their Affiliates; provided that, the indirect or beneficial ownership of stock through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager. For purposes of this definition, "MAJOR CREDITOR" shall mean a natural person or business entity to which the Company, the Member or any of their Affiliates has outstanding indebtedness for borrowed money or credit on open account in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company when the interests of that Person are adverse to those of the Company, and "INDEPENDENT MANAGERS" shall mean all the Independent Managers, collectively.


         "INTEREST RATE SWAP AGREEMENTS" shall mean, collectively, any agreements with respect to any Classes of floating rate Bonds between the Company and recognized swap dealers, as swap counterparties, for interest rate swap transactions, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


         "LLC ACT" shall mean the Michigan Limited Liability Company Act, MCLA
450.4101 et seq, as amended from time to time (and any successor law).


         "MANAGER" and "MANAGERS" have the meanings set forth in Section 4.1 hereof.


         "MEMBER" shall mean Detroit Edison, in its capacity as a Member of the Company, or any successor in interest of Detroit Edison which is admitted to the Company as a substitute Member in accordance with Section 6.3 hereof, or any additional Person who is admitted as a Member of the Company in accordance with
Section 6.4 hereof.


         "MEMBERSHIP INTEREST" shall mean all of the right, title and interest of the Member in its capacity as a member of the Company within the meaning of the LLC Act and this Agreement.


         "MPSC" shall mean the Michigan Public Service Commission or any successor Governmental Authority.


         "ORIGINAL ARTICLES" has the meaning set forth in Recital A.


         "PERSON" or "PERSONS" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership (general or limited), limited liability company, joint stock company, trust, unincorporated organization or Governmental Authority.


         "PROCEEDING" has the meaning set forth in Section 7.2(a) hereof.


         "REPRESENTATIVE" has the meaning set forth in Section 6.2(a) hereof.


         "SALE AGREEMENT" shall mean the Securitization Property Sale Agreement,
dated as of                  , 2001, between Detroit Edison, as seller, and the
Company, as issuer, with respect to the sale and assignment of the Securitization Property to the Company, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


         "SECURITIZATION CHARGE" shall mean a non-bypassable charge provided for in the Financing Order for the purpose of providing funds for the full recovery of certain qualified costs of Detroit Edison or the

Assignee, which shall be payable pursuant to, and as set forth in, the Financing Order, or all such non-bypassable charges provided for in the Financing Order, collectively, as the context may require.


         "SECURITIZATION PROPERTY" shall mean the irrevocable right of Detroit Edison or the Assignee to impose, collect, receive and to be paid amounts from the collections of the Securitization Charge; all rights of Detroit Edison or the Assignee under the Financing Order, including, without limitation, all rights to obtain periodic adjustments of such Securitization Charge, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing; or all such rights and revenues, collectively, as the context may require.


         "SERIES" shall mean each series of Bonds issued and authenticated pursuant to the Financing Order and the Indenture and a related Supplement, or two or more such series collectively, as the context may require.


         "SERVICING AGREEMENT" shall mean the Securitization Property Servicing
Agreement, dated as of                   , 2001, between the Company, as issuer,
and Detroit Edison, as servicer, whereby the servicer will manage, service, administer and effect collection of the Securitization Charge, as the same may be amended, supplemented or otherwise modified and in effect from time to time.


         "SPECIAL MEMBERS" and "SPECIAL MEMBER" have the meanings set forth in
Section 6.2(b) hereof.


         "SUPPLEMENT" shall mean a supplement to the Indenture complying (to the extent applicable) with the terms of the Indenture.


         "TAX MATTERS PARTNER" has the meaning set forth in Section 5.7 hereof.


         "TREASURY REGULATION" shall mean a regulation, including a proposed or temporary regulation, promulgated under the Code, or any other successor Treasury Regulation. References herein to a specific provision of a proposed or temporary regulation shall include the analogous provision of the final Treasury Regulation.


         "TRUSTEE" shall mean the party named as such in the Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture, and, thereafter, the successor.


         "UNDERWRITING AGREEMENT" shall mean the Underwriting Agreement, dated
as of                 , 2001, among the Company, Detroit Edison and Salomon
Smith Barney, Inc., on behalf of itself and as representative of the several underwriters listed therein, with respect to the sale and purchase of the Bonds.

                                   ARTICLE II


                                  CONTINUATION
                            AND GENERAL MATTERS WITH
                             RESPECT TO THE COMPANY



         2.1 CONTINUATION; FILINGS.


         By execution of this Agreement, the parties hereto agree to the continuation of the Company as a limited liability company pursuant to and in accordance with the LLC Act. Immediately following the execution of this Agreement, the parties agree to the filing by the Company with the Department of a restatement of the Original Articles (such restatement, as amended and/or restated from time to time, is referred to herein as the "ARTICLES"), amending and restating in their entirety the Original Articles. The parties further agree to execute and deliver, or to the execution and/or delivery on behalf of the Company of, such other certificates, instruments, notices and/or documents, and to the filing, recording and publishing of such certificates, instruments, notices and/or documents, and to the performance of such other acts, as may be necessary or appropriate from time to time to comply with all applicable requirements for the existence and continuation of the Company in the State of Michigan and the carrying out of its activities. The parties agree that the operation of the Company and the relationship of the Member and Managers to the Company shall, subject to Section 9.7 hereof, be governed by the Governing Documents.



         2.2 NAME; OWNERSHIP OF PROPERTY.


         (a) The name of the Company shall continue to be "THE DETROIT EDISON SECURITIZATION FUNDING LLC." The Company may use such other names as may subsequently be selected by the Managers from time to time, and may also conduct its business under one or more assumed names selected by the Managers from time to time.


         (b) All business of the Company shall be conducted in the name(s) or assumed name(s) of the Company that has (have) been selected by the Managers in accordance with subsection (a) above, and all contracts, property and other assets of the Company shall be held in such name(s). The Member shall have and own an undivided interest in the Company in accordance with the terms hereof; provided, however, that the Member shall not have any specific ownership interest in Company contracts, property or other assets, and shall not hold any such Company contracts, property or other assets in its individual name, except that the Member may temporarily hold the collected portions of the Securitization Charge in its accounts (solely as servicer on behalf of the Company, and not on its own behalf) pending delivery of the Securitization Charge to the Company in accordance with the Servicing Agreement. The parties acknowledge that the Member's Membership Interest shall be personal property for all purposes.



         2.3 OFFICE; RESIDENT AGENT.


         (a) The principal office of the Company and the registered office which the Company is required to maintain under the LLC Act shall be located at 2000 Second Avenue, Detroit, Michigan 48226 or at such other places within the State of Michigan as may be selected by the Managers from time to time.


         (b) Susan M. Beale, whose address is 2000 Second Avenue, Detroit, Michigan 48226-1279, or such other Person as may be selected by the Managers from time to time, shall be the resident agent of the Company. If the resident agent shall ever resign, the Managers shall promptly appoint a successor.





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

         2.4 PURPOSES.


         The Company has been formed exclusively for the following purposes:

                  (1) to purchase, hold, own, manage, administer, service, collect amounts due on and otherwise deal with the Securitization Property, the Company's rights in any funds held by the Trustee, any other assets to be acquired pursuant to the Basic Documents, and any proceeds and rights associated therewith;


                  (2) to authorize, issue, sell and deliver the Bonds under the Indenture;


                  (3) to create security interests in and pledge the Securitization Property and the other collateral of the Company to the Trustee pursuant to the terms of the Competition Act, the Financing Order and the Indenture;


                  (4) to enter into arrangements to protect against interest rate movements prior to the pricing of Bonds and interest rate swap transactions;


                  (5) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, the Basic Documents and any other agreement or instrument or document relating to the activities set forth in items (1), (2), (3) and (4) above; and to incur additional indebtedness or other liabilities payable to service providers and trade creditors in the ordinary course of business in connection with the foregoing activities;


                  (6) to invest the proceeds from the Securitization Property and the Company's other assets, capital and income in accordance with the Basic Documents, or otherwise in a manner not inconsistent with the Basic Documents; and


                  (7) to engage in and perform any activity and exercise any powers permitted to be exercised by limited liability companies under the laws of the State of Michigan that are related or incidental to the foregoing and necessary, suitable or convenient to accomplish the foregoing, and for no other purposes.



         2.5 TERM.


         The term of the Company commenced on November 20, 2000 and shall be continued until the Company is dissolved and liquidated in accordance with the provisions of the Governing Documents.



         2.6 SPECIAL COVENANTS.


         (a) The Company covenants as follows:

                  (1) the Company shall (i) act and conduct business solely in its limited liability company name or assumed name(s) and through its duly authorized Member or Managers, (ii) take all reasonable steps to continue its identity as, and at all times hold itself out to other Persons as, a legal entity separate from the Member and any other Person, and make it apparent to other

         Persons that it is an entity with assets and liabilities distinct from the Member and other Persons, (iii) conduct its business so as not to mislead others as to its identity or its assets, (iv) make it apparent to other Persons that, except for Federal and state tax purposes and certain internal accounting purposes, it is not a division of the Member or an Affiliate of the Member or any other Person and (v) correct any known misunderstanding regarding its separate identity;


                  (2) the Company shall observe all limited liability company and other formalities required by this Agreement;


                  (3) the Company shall maintain an arm's-length relationship with its Affiliates and the Member;


                  (4) the Company shall not form, or cause to be formed, any subsidiaries;


                  (5) except as otherwise provided in the Basic Documents, the funds and other assets of the Company shall not be commingled with those of any other Person, the accounts of the Company shall be kept separate from those of any other Person, the books and records of the Company (including business and accounting records) shall be maintained separately from those of the Member and shall reflect the Company's separate identity and its separate ownership of the Securitization Property, and the Company shall maintain separate financial statements from those of any other Person;


                  (6) the Company shall pay its own liabilities out of its own funds, including the fees and expenses of the administrator and servicer pursuant to the Administration Agreement and the Servicing Agreement, respectively;


                  (7) the Company shall use its own separate stationery, invoices, checks and other business forms;


                  (8) the Company shall allocate fairly and reasonably any overhead for office space, personnel and facilities shared with the Member or any other Person;


                  (9) the Company shall not (i) except as set forth in the Basic Documents, own, purchase, repurchase, acquire or agree to acquire any stock, obligations, assets or securities, or any interest in, or make capital contributions to, the Member or any Person (other than Eligible Investments as defined in the Basic Documents) or (ii) make any expenditure for capital assets or lease any capital assets other than the Securitization Property purchased pursuant to the Sale Agreement;


                  (10) the Company shall not (i) issue, incur or assume any indebtedness or any other obligations except for the Bonds and expenses related thereto, except as otherwise contemplated by the Basic Documents, (ii) guaranty, become obligated for, become liable on or hold itself out as being liable for (whether contingently or otherwise) the debts of the Member or any other Person, (iii) otherwise hold out its credit as being available to satisfy the obligations of the Member or any other Person, (iv) pledge its assets for the benefit of any Person other than the Trustee, (v) make loans or advances or extend credit to any Person or (vi) grant any lien, security interest, mortgage or encumbrance except as contemplated or permitted by the Basic Documents;


                  (11) the Company shall at all times ensure that its capitalization is adequate in light of its business and purpose;

                  (12) the business and affairs of the Company shall be managed and operated in strict conformity with the Basic Documents;


                  (13) the Company shall (i) not permit the lien of the Indenture not to constitute a continuing valid first priority security interest in the collateral identified in the Indenture, (ii) take any action necessary or advisable to maintain and preserve the lien and security interest, and priority thereof, of the Indenture, (iii) not permit the validity of the Indenture to be impaired or the lien of the Indenture to be amended, subordinated, terminated or discharged, (iv) not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or to extend to or otherwise arise upon or burden the collateral or any part thereof or any proceeds thereof identified in the Indenture, (v) not permit any Person to be released from any covenants or obligations with respect to the Indenture except as expressly permitted by the Indenture and (vi) not, except as expressly permitted by Basic Documents, sell, transfer, exchange or dispose of any of the collateral identified in the Indenture unless directed to do so by the Trustee in accordance with the Indenture;


                  (14) the Bonds shall be secured by a security interest in all assets of the Company and shall be paid solely from the Securitization Charge and other assets of the Company; and there shall be no recourse to the Member for payments of principal, interest or any other amount owed or due under or in connection with the Bonds by bondholders, the Trustee, the Company or any other Person;


                  (15) the Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (i) the limited liability of Detroit Edison (or its successor) as the Member in the Company and (ii) until the expiration of the period of one year and one day after the termination of the Indenture and the payment in full of the Bonds, the bankruptcy-remote status of the Company; and


                  (16) the Company shall not make any payments, distributions or dividends to the Member in respect of its Membership Interest other than the amount released to the Company by the Trustee in accordance with the Indenture, except as otherwise provided in the Indenture.


         (b) The Member covenants as follows:

                  (1) this Agreement has been duly authorized, executed and delivered on behalf of the Company;


                  (2) except as otherwise provided in the Basic Documents, the funds and other assets of the Member shall not be commingled with those of the Company and the books and records of the Company shall be maintained separately from those of the Member and shall be clear and accurate so that another Person would have no difficulty in ascertaining the assets and liabilities of the Company and in segregating all of such assets and liabilities from those of the Member;


                  (3) the Member shall not (i) guaranty, become obligated for, become liable on or hold itself out as being liable for (whether contingently or otherwise) the debts of, or pledge its assets on behalf of, or hold out its credit as being available to satisfy the obligations of, the Company, (ii) seek or obtain credit or incur any obligation to any Person based on the assets of the Company, (iii) induce any third party to rely on the creditworthiness of the Company,
         (iv) maintain or publish consolidated financial statements with the Company unless the financial statements include footnotes indicating that the Securitization Property has been irrevocably sold to the Company and is not available to creditors of the Member under any circumstances, (v) finance the operations of the Company, (vi) borrow any money from or lend any money to the Company or (vii) fail to correct any known misunderstanding or misrepresentation with respect to any of the foregoing;

                  (4) the Member shall at all times (i) act in a way that insures that its creditors reasonably expect and rely upon only the Member's assets being available to secure, or serve as the source of payment of the obligations of, the Member, (ii) not act in a way that would lead any creditor to reasonably expect that the assets of the Member would be available to satisfy the obligations of the Company and
         (iii) not act in a way that would lead any creditor to reasonably expect that the assets of the Company would be available to satisfy the obligations of the Member;


                  (5) the Member shall have no liability for and shall incur no expense with respect to the credit enhancement obtained by the Company with respect to the Bonds;


                  (6) the capital contribution described in Section 3.2(a) hereof shall be made from the Member's separate funds and not from the proceeds of the sale of the Bonds; the capital contribution made by the Member to the Company shall be reflected on the books of the Member and the Company as a capital contribution and not as an obligation from the Company to the Member; there shall be no contractual obligation or legal compulsion on the part of the Company to repay the capital or any earnings thereon or any equivalent amount to the Member; and the Company shall have no legal or contractual obligation to pay any funds which were theretofore in the Capital Subaccount, the Overcollateralization Account or the Reserve Account (as those terms are defined in the Indenture) and earnings thereon not used to pay debt service on the Bonds and released to the Company, to the Member;


                  (7) the amounts payable to the Member for acting as the servicer under the Servicing Agreement and as the administrator under the Administration Agreement are fair and reasonable compensation for the services to be provided by it under those agreements;


                  (8) prior to the remittance of the Securitization Charge by the Member to the Company, the Securitization Charge shall be accounted for in the books and records of the Member as being the property of the Company;


                  (9) the Member shall retain certain tax charges identified in the Financing Order and the rights and interests arising under the Financing Order related thereto; the Member does not intend its retention of such tax charges to affect the treatment of the sale of the Securitization Property as a true sale and the absolute transfer to the Company of all the Member's rights to such property;


                  (10) the Member believes that the purchase price paid or payable by the Company for the Securitization Property, consisting of the net proceeds of the sale of the Bonds, is fair consideration for the absolute sale of such property by the Member and constitutes reasonably equivalent value therefor; the Member was not insolvent prior to the sale of the Securitization Property, was not rendered insolvent as a result of such sale, was not engaged in business or a transaction, nor was it about to engage in business or a transaction, for which any property remaining after such sale was an unreasonably small capital, and did not intend to incur debts that would be beyond the Member's ability to pay as such debts matured after such sale;


                  (11) the Member shall not amend, modify or otherwise change the Governing Documents in a manner that shall adversely affect the existence of the Company as a single purpose entity;


                  (12) the Member has not and the Company shall not encumber the Securitization Property except for the security interest granted to the Trustee for the holders of the Bonds;

                  (13) the Member expects the securitization transaction described in the Basic Documents to be classified on its financial statements as a financing, with the Bonds represented as either debt or deferred revenue. This accounting treatment is necessary to satisfy requirements of the United States Securities and Exchange Commission and/or the Internal Revenue Service; however, in its financial statements and internal records, the Member shall include footnotes and/or textual discussion indicating that the Securitization Property has been irrevocably sold to the Company and that it shall not be available to the Member or its creditors under any circumstances;


                  (14) the Member has not formed the Company or entered into the securitization transaction described in the Basic Documents with any intention of hindering, delaying or defrauding either present or future creditors;


                  (15) the Member shall not cause the Company to file a voluntary petition for relief under the Federal bankruptcy code;


                  (16) the Member shall not (i) file a voluntary petition for relief under the Federal bankruptcy code, (ii) file an answer or other pleading in response to an involuntary bankruptcy petition against the Member, consenting to or admitting or failing to contest the material allegations in the petition or (iii) dissolve until the expiration of one year and one day after the termination of the Indenture and the payment in full of the Bonds;


                  (17) the Member agrees that neither the Articles nor this Agreement is an executory contract under the Federal bankruptcy code; and


                  (18) the Member acknowledges that the management of the Company has been delegated to the Managers.


         (c) The Company and the Member shall use reasonable efforts to cause the covenants set forth in subsections (a) and (b) hereof to be fulfilled. Failure of the Company, the Member or any Manager on behalf of the Company to comply with any of the foregoing covenants or any of the other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or any Manager.




                                   ARTICLE III


                               IDENTITY OF MEMBER;
                             MEMBER'S CONTRIBUTIONS
                                AND DISTRIBUTIONS



         3.1 MEMBER.


         Detroit Edison is, as of the date hereof, the sole member of the Company.

         3.2 CAPITAL CONTRIBUTIONS.


         (a) Contemporaneously with the issuance of the Series 2001-1 Bonds, the
Member shall contribute cash to the Company in the amount of $               .


         (b) The Member shall not have the obligation to make additional contributions to the Company; however, at the option of the Member and with the consent of the Managers, the Member may make additional capital contributions to the Company from time to time.



         3.3 RETURN OF CAPITAL CONTRIBUTIONS; INTEREST ON CAPITAL CONTRIBUTIONS.


         (a) The Member shall not have the right to withdraw its capital contributions or to demand or receive the return of its capital contributions or any part thereof except as otherwise expressly provided in this Agreement.


         (b) To the extent that the Member shall ever have the right to withdraw its capital contributions or to demand or receive the return of its capital contributions, or any part thereof, neither the Company nor any other member shall be personally liable or responsible for the return of such capital contributions, and such return shall be made solely from the assets of the Company.


         (c) No interest shall be paid by the Company on any of the Member's capital contributions to the Company.



         3.4 SALE OF SECURITIZATION PROPERTY.


         Contemporaneously with the execution of this Agreement, the Member and the Company have executed and delivered the Sale Agreement providing for the sale and conveyance of the Securitization Property to the Company.



         3.5 APPROVAL OF MEMBER.


         The approval of the Member shall be required as to each of the following matters:

                  (1) a change in the business of the Company;


                  (2) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company;


                  (3) the consolidation or merger of the Company with another business entity; and


                  (4) the amendment of the Articles.


         In addition, the approval of the Member to dissolve the Company shall be required as described in Section 8.1(a) hereof.

         3.6 ACTION BY MEMBER.


         All actions of the Member shall be taken by means of the execution of a written resolution of the Member, which resolution shall be signed on behalf of the Member by an authorized officer of the Member and filed with the minutes and permanent records of the Company.



         3.7 COMPENSATION AND REIMBURSEMENT OF MEMBER.


         (a) The Member shall not be entitled to any compensation from the Company for its services to the Company, except that, while the Member is the servicer under the Servicing Agreement or the administrator under the Administration Agreement, it shall be entitled to the fees payable under those agreements, which fees shall, (i) except as otherwise provided for therein, be determined without regard to the income of the Company, (ii) not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company and (iii) be considered as operating expenses of the Company.


         (b) The Member shall be entitled to reimbursement for the reasonable out of pocket costs and expenses incurred by it for or on behalf of the Company or in furtherance of the Company's business, including, without limitation, the fees paid to legal counsel, accountants, consultants, contractors and other providers of services to the Company.



         3.8 LIMITED LIABILITY OF MEMBER.


         Except as otherwise provided by the LLC Act or expressly assumed, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.



         3.9 ACTIVITIES OF MEMBER.


         The Member and its Affiliates may engage in or possess an interest in other business ventures of every kind and description, independently or with others, which business ventures shall be separate from those of the Company. The Company shall not have any rights in or to such independent ventures or the income or profit therefrom.



         3.10 MEMBER'S GOOD FAITH.


         To the extent the Member takes any action with respect to the Company (including, without limiting the generality of the foregoing, by means of its appointment of an individual Manager or its control or appointment of any individual Manager in any other capacity) the Member will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company to the extent applicable, independent of, and not dictated by, any Affiliate of the Member.

                                   ARTICLE IV


                                   MANAGEMENT



         4.1 MANAGEMENT BY MANAGERS.


         (a) The business and affairs of the Company shall be managed by and under the direction of managers (collectively, the "MANAGERS" and individually, a "MANAGER"), who shall be the "managers" of the Company for purposes of the LLC Act, and who, acting alone, shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets and business thereof, to make all decisions affecting the Company, and to do all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, except for those decisions which pursuant to and in accordance with the Articles, this Agreement or otherwise are required to be approved by the Member. The Member acknowledges that all actions, decisions, determinations, designations, directions, appointments, consents, approvals, selections and the like made by the Managers in accordance with the authority granted herein are intended to and shall be controlling and binding upon the Company and the Member in its capacity as a member of the Company.


         (b) The Managers shall be the agents of the Company for the purpose of the Company's business, and the acts of the Managers shall bind the Company as set forth in, and in accordance with the provisions of, the LLC Act and the Governing Documents.


         (c) All documents, contracts and agreements, including, without limiting the generality of the foregoing, deeds, leases, easements, rights of way, assignments, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts and mortgages, necessary or appropriate to be executed on behalf of and in the name of the Company, including those providing for the acquisition or disposition of the property of the Company, shall be executed by any one (1) of the Managers without the joinder of any other Managers, and, if so executed, shall be valid and binding on the Company.


         (d) It is hereby specifically agreed that the Managers, on behalf of the Company, shall enter into and perform the Basic Documents and shall, except as provided in Section 3.5 hereof, make all decisions of the Company concerning the Securitization Property, and shall execute and deliver all documents, agreements, certificates and/or financing statements contemplated thereby and related thereto, all without further act, vote or approval of the Member.


         (e) By accepting his appointment as a Manager of the Company, each Manager covenants that he will act in good faith in accordance with the terms of this Agreement, and make decisions with respect to the business and daily operations of the Company independent of, and not dictated by the Member or any Affiliate of the Member, and free of any undue or excessive control exercised by the Member, and each Manager acknowledges his primary fiduciary duty to the Company.



         4.2 NUMBER AND APPOINTMENT OF MANAGERS.


         (a) The number of Managers of the Company shall not be less than three
(3) nor more than five (5), as may be determined by the Member from time to time; provided, however, that no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers, other than Independent Managers, may be employees or officers of the Member; however, no Independent Manager and no more than one (1) of the other Managers may be a member of the board of directors of the Member and/or DTE Energy Company, its parent company. The Managers of the Company shall be appointed by the Member and shall be deemed to have become Managers upon their execution of this Agreement, in the case of the Managers appointed by the Member on or before the execution date of this

Agreement, and upon execution of a counterpart of this Agreement, in the case of Managers appointed by the Member subsequent to the execution date of this Agreement. The Member acknowledges that (i) it heretofore appointed N.A. Khouri, Larry G. Garberding and David E. Meador as Managers of the Company (and it hereby reaffirms such appointments) and (ii) it is hereby appointing
                  and                   as Independent Managers of the Company.
A list of the Managers of the Company as of the date hereof and their addresses is attached to this Agreement as Schedule I. The parties hereto acknowledge and agree that the Company shall cause Schedule I to be updated from time to time, as appropriate, to identify additional or replacement Managers, so that Schedule I shall at all times set forth the identity of all of the then current Managers of the Company.


         (b) A Manager appointed in accordance with this Agreement shall serve in such capacity unless and until his successor has been selected by the Member, as aforesaid, and qualified, or until he resigns, dies, becomes incapacitated, is removed or such position otherwise become vacant. In such case, a replacement Manager shall be appointed by the Member.



         4.3 INDEPENDENT MANAGERS.


         (a) While the Bonds are outstanding, at least two (2) Managers shall continue to be Independent Managers. Schedule I shall, in addition to identifying the then current Managers, also set forth which of the Managers constitute Independent Managers. Independent Managers may not delegate their duties, authorities or responsibilities hereunder. If an Independent Manager resigns, dies, is removed or becomes incapacitated, or his position otherwise becomes vacant, no action hereunder requiring the unanimous affirmative vote of the Managers shall be taken until a successor Independent Manager has been appointed by the Member and qualified, and such successor Independent Manager has approved such action.


         (b) Notwithstanding any other provision of this Agreement or any provision of law that otherwise so empowers the Company, the Member, any Manager or any other Person, the Company shall not, and neither the Member nor any Manager nor any other Person on behalf of the Company shall do, any of the following without the prior unanimous affirmative vote of all Managers (such affirmative vote to include the affirmative vote of both Independent Managers):

                  (1) consummate any of the items set forth in Section 3.5 which have been approved by the Member;


                  (2) engage in any business or activity other than that set forth in Article II hereof;


                  (3) except as provided in the Basic Documents, incur any indebtedness other than (A) the Bonds, (B) any obligations under agreements with third party credit enhancers and swap or hedge agreement counterparties relating to the Bonds and (C) ordinary course expenses as set forth in Section 5.3 hereof;


                  (4) assume or guarantee the indebtedness of any other Person;


                  (5) make a general assignment for the benefit of creditors or admit in writing the Company's inability to pay its debts generally as they come due, or take action in furtherance of any such action;


                  (6) file a voluntary petition for relief under the Federal bankruptcy code;

                  (7) file a petition or answer seeking consolidation, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;


                  (8) seek the appointment of a trustee, receiver or liquidator of the Company or of all or a substantial part of its assets;


                  (9) file an answer or other pleading consenting to, admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding petitioning for, or otherwise consent to or acquiesce in, an involuntary bankruptcy or any action seeking consolidation, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of the Company or of all or a substantial portion of its assets;


                  (10) amend this Agreement or take action in furtherance of any such amendment;


                  (11) approve any proposed Dissolution Proposal; or


                  (12) dissolve, liquidate or wind up the Company.



         4.4 RESIGNATION OR REMOVAL OF MANAGERS.


         (a) A Manager shall be entitled to resign as a Manager by means of the delivery of a written notice of resignation to the Company. The resignation of a Manager shall be effective as of the date of the delivery of his written notice of resignation, unless the notice sets forth a later date, in which event the resignation shall be effective as of that later date.


         (b) A Manager may be removed with or without cause by the Member. Removal of a Manager by a Member shall be effective on the date of delivery of a written notice of removal from the Member to the Manager being removed; provided that, an Independent Manager removed without cause shall continue to serve in that capacity until a replacement Independent Manager has been selected and qualified and has executed a counterpart of this Agreement.



         4.5 MEETINGS OF MANAGERS.


         (a) Except as otherwise provided in Section 4.7 hereof, any matters subject to the approval of the Managers shall be decided at a meeting of the Managers.


         (b) Meetings of Managers may be held at the principal office of the Company or at such other location, and at such time, as may be agreed upon by the Managers.


         (c) Meetings of Managers shall be called by means of a written notice of meeting issued by the Member or any Manager, stating the place, date and time of the meeting and the purpose for which it is being called. The notice of meeting shall be given to each Manager at the address set forth on Schedule I not less than two (2) business days prior to the date of such meeting. When a notice is required to be given to the Managers hereunder, a waiver thereof in writing signed by the Managers entitled to such notice, whether before, at or after the time stated herein, shall be equivalent to the giving of such notice.

         (d) Managers may be present at a meeting in person or by means of conference telephone or similar communications equipment through which all Persons participating in the meeting may communicate with the other participants and all participants are advised of the communications equipment and the names of the participants in the conference.


         (e) If fewer than all Managers are present at a meeting, the business transacted at any such meeting shall be confined to the business or purposes stated in the aforesaid notice. If all Managers are present at a meeting, then, in addition to the matters set forth in the notice, the Managers may discuss and vote on any matters relating to the business of the Company subject to the vote of Managers, whether or not such matters were set forth in the notice.


         (f) The Managers present at a meeting shall select one of their number to preside at the meeting. The Managers present at a meeting shall also select one of their number to be the secretary of the meeting to keep the minutes of the meeting. Such minutes shall be filed with the minutes and permanent records of the Company.


         (g) Voting shall be by voice vote unless a ballot vote is requested by any Manager. If a ballot vote is requested, ballots shall be distributed to the Managers for the purpose of recording each of their votes. Each ballot shall be signed by the Manager casting it, shall be filed with the minutes of the meeting, and shall be preserved with the minutes and permanent records of the Company. A Manager who is not present at a meeting but wishes to vote on a matter set forth in the notice of the meeting may vote by a writing submitted to the Managers present at the meeting, such writing to be in such form as shall have been designated by the unanimous approval of the Managers.



         4.6 QUORUM; VOTING BY MANAGERS.


         (a) At all meetings of the Managers, a majority in number of the Managers shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Managers, the Managers present at such meeting shall adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.


         (b) Except as otherwise provided in Sections 4.3 or 5.2 hereof or in any other specific provision of this Agreement, the act of a majority in number of the Managers shall be the act of the Managers.



         4.7 WRITTEN APPROVAL OF MANAGERS IN LIEU OF MEETING.


         Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting, without prior notice, and without a vote if approvals in writing, setting forth the action so taken, are executed by a majority in number of the Managers (or such other number as may be required pursuant to Sections 4.3, 5.2 or any other specific provision of this Agreement). Every written approval shall bear the date and signature of the Manager signing it and shall be filed with the minutes and permanent records of the Company. Prompt notice of the taking of an action shall be given to all Managers who did not execute a written approval of such action.

         4.8 MANAGERS' POSITIONS WITHIN THE MEMBER.


         The employment of Managers by the Member or its Affiliates shall not be deemed a conflict of interest as to any Manager.



         4.9 MANAGERS' COMPENSATION AND REIMBURSEMENT.


         The Company may provide reasonable compensation to Independent Managers (but not to Managers who are not Independent Managers) for their services on behalf of the Company, from the revenues of the Company, in such amounts and at such times as may be authorized by the Member. The Managers shall be entitled to reimbursement by the Company for the reasonable out of pocket costs and expenses paid or incurred by them for or on behalf of the Company or in furtherance of the Company's business, including, without limitation, expenses and disbursements of such agents, representatives, experts and counsel (including legal counsel and accountants) as they may employ in connection with the exercise and performance of their rights and duties under the Governing Documents, the Indenture, the Sale Agreement and the Servicing Agreement. Such amounts shall be treated as expenses of the Company and shall not be deemed to constitute distributions of any profit, loss or capital of the Company.



         4.1 MANAGERS' DUTY TO DEVOTE TIME.


         A Manager shall devote such time, attention and effort to the Company as he deems reasonably necessary for the proper management of the business of the Company.



         4.11 MANAGERS' STANDARD OF CARE AND ABSENCE OF LIABILITY.


         (a) A Manager shall discharge his duties with respect to the Company's business and affairs in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in the best interests of the Company.


         (b) Except as otherwise expressly provided by the LLC Act, no Manager shall be liable for the debts, obligations, or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being a manager of the Company.



         4.12 DELEGATION TO OFFICERS.


         The Managers are hereby authorized to appoint one or more officers and to delegate operations of the Company to such officer(s); however, all major decisions (including, without limiting the generality of the foregoing, the decisions identified in Section 4.3(b) hereof) shall be made by the Managers and the authority to make such decisions shall not be delegated to (an) officer(s).

                                    ARTICLE V


                    ALLOCATIONS AND DISTRIBUTIONS TO MEMBER;
                         RECORD KEEPING AND TAX MATTERS



         5.1 ALLOCATIONS.


         Except as may be required by section 704(c) of the Code and Treasury Regulation ss.1.704-1(b)(2)(iv)(f)(4) issued thereunder, all items of income, gain, loss, deduction, and credit of the Company for each fiscal year shall be allocated to the Member.



         5.2 DISTRIBUTIONS.


         Subject to Section 8.2(a) below, distributions to the Member shall be made as, when and to the extent that the Managers, in their sole discretion, by unanimous vote, determine that the Company's cash on hand exceeds the current and anticipated needs of the Company to fulfill its business purposes. Notwithstanding the foregoing, no distribution shall be declared or made (i) if a default has occurred or is otherwise continuing under the Indenture or any Bonds then outstanding, (ii) such distribution shall result in a reduction or withdrawal of the then current rating of any outstanding Class and/or Series of Bonds by any Rating Agency (as defined in the Indenture), (iii) such distribution shall otherwise violate any of the Basic Documents or (iv) if, after giving it effect, the Company shall not be able to pay its debts as they become due in the usual course of business or the Company's total assets shall be less than the sum of its total liabilities.



         5.3 EXPENSES.


         Except as otherwise provided in this Agreement, and subject to the provisions of the Basic Documents, the Company shall be responsible for all expenses and the allocation thereof, including, without limitation:

                  (1) all expenses related to the issuance of the Bonds;


                  (2) all expenses related to the payment of the principal of and interest on the Bonds;


                  (3) all amounts payable to Detroit Edison as the administrator and servicer under the Administration Agreement and the Servicing Agreement, respectively, or any successor(s) to Detroit Edison under such agreements;


                  (4) all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, and the preparation and dispatch to the Member of checks, financial reports, tax returns and notices required pursuant to this Agreement;


                  (5) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;


                  (6) all expenses of indemnity or contribution payable by the Company to any Person;

                  (7) all expenses incurred in connection with the collection of amounts due to the Company from any Person;


                  (8) all expenses incurred in connection with the preparation of amendments to this Agreement;


                  (9) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and


                  (10) all expenses otherwise allocated in good faith to the Company by the Managers.



         5.4 BOOKS AND RECORDS.


         The Company shall maintain complete, accurate and separate books and records of its business and affairs, which shall reflect all Company transactions and which shall be appropriate and adequate for the Company's business, including minutes of the meetings and other proceedings of the Managers and the Member. Such books and records shall be kept at the Company's principal office. The Member and its duly authorized representatives shall have complete access to all books and records of the Company at the Company's principal office, and the right to inspect and copy them, during normal business hours.



         5.5 FISCAL YEAR; ACCOUNTING METHOD.


         The fiscal year of the Company for financial reporting and federal income tax purposes shall, unless the Managers determine otherwise pursuant to the requirements of the Code, be the calendar year. The Company shall utilize the accrual method of accounting.



         5.6 TAX INFORMATION, FINANCIAL STATEMENTS AND REPORTS.


         As soon as practicable following the end of each fiscal year, the Managers shall cause to be prepared and shall furnish to the Member (i) all information relating to the Company that is necessary for the preparation of the Member's Federal income tax return for such fiscal year and (ii) a balance sheet, an income statement and a statement of changes in the Member's capital account. The aforesaid financial statements shall be prepared in accordance with the accounting method selected by the Managers, consistently applied (except as therein noted), and shall be accompanied by an audit report from a nationally recognized accounting firm. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the cost of all such financial statements and reports.



         5.7 TAX MATTERS PARTNER.


         The Member is hereby designated as "TAX MATTERS PARTNER" for the Company, with full power and authority to act as such for the Company, and with all the rights and responsibilities of that position described in Sections 6222 through 6232 of the Code.

         5.8 BANK ACCOUNTS.


         The Managers or an authorized signatory designated by the Managers may open and maintain one or more bank and/or investment accounts in the name of the Company with such financial institutions and/or firms as the Managers shall determine; may rent and obtain access to safety deposit boxes or vaults; may purchase certificates of deposit; and may sign and deliver checks, written directions or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any such bank or investment accounts.




                                   ARTICLE VI


               ASSIGNMENTS AND ACQUISITIONS OF MEMBERSHIP INTEREST



         6.1 GENERAL MATTERS REGARDING ASSIGNMENTS.


         (a) The Member may assign all or any portion of its Membership Interest to another Person so long as, and only so long as, (i) such assignment is not prohibited by and does not cause a breach under the Basic Documents or under any other agreement by which the Member or the Company or any properties of the Company is/are bound or affected and (ii) each Rating Agency (as defined in the Indenture) then rating the Bonds of any Series and/or Class shall have confirmed in writing to the Trustee and the Company that such transfer shall not result in a reduction or withdrawal of the then current rating by such Rating Agency of any outstanding Series and/or Class of Bonds. An assignment accomplished in accordance with this provision shall be deemed to have occurred upon the execution by the Member of a written assignment assigning its Membership Interest to the assignee, and the assignee's written acceptance of such assignment. An assignment accomplished in accordance with the first two (2) sentences of this subsection (a) shall entitle the assignee to the distributions to which the Member had been entitled prior to the assignment, but shall not vest any other rights in the assignee, including any right to consent to or otherwise control any matters subject to the consent of the Member, unless the assignee is admitted as a member of the Company in accordance with Section 6.3 hereof, and the Member shall continue to remain liable for all of its obligations and liabilities with respect to its Membership Interest. An attempted assignment by the Member which is not in compliance with this subsection (a) shall be null and void ab initio and the Company shall not be required to recognize any such assignment.


         (b) For purposes of this Article VI, "ASSIGNMENT" means any assignment, sale, conveyance, transfer, mortgage, pledge, encumbrance, hypothecation or other disposition of any type or kind, (ii) "ASSIGN" means the making of an assignment and (iii) "ASSIGNEE" means a person to whom or for whose benefit an assignment is made.



         6.2 DISABILITY EVENT AS TO MEMBER.


         (a) The occurrence of a dissolution, bankruptcy, insolvency, receivership or other similar proceeding by, as to or against the Member (such proceeding being referred to as a "DISABILITY EVENT" and such member being referred to as a "DISABLED MEMBER") shall not constitute a withdrawal of the Member from the Company, shall not otherwise cause the Member to cease to be a member of the Company nor cause the Member's Membership Interest to be terminated, and shall not cause the Company to be dissolved or its affairs wound up. Upon the occurrence of a Disability Event, the Member, or the liquidator, trustee or other representative of the Disabled Member, as the case may be (the "REPRESENTATIVE"), as its agent and attorney-in-fact, shall exercise the Disabled Member's rights and powers with respect to the Company, including the Disabled Member's right and power to assign its Membership Interest to an assignee subject to and in accordance with Section 6.1 hereof and to cause such assignee to be admitted to the Company as a substitute Member in accordance with
Section 6.3 hereof.


         (b) If, notwithstanding anything in subsection (a) to the contrary, and subject to the approval of a court of competent jurisdiction if any is required, a Disability Event as to the Member is, under any of the Basic Documents or otherwise, deemed to cause or constitute a withdrawal or resignation of the Member from the Company, so that such Member ceases to be a member of the Company and there is no member of the Company, then it is hereby agreed that, contemporaneously with such Disability Event, the Independent Managers shall be admitted as special members of the Company (collectively, the "SPECIAL MEMBERS" and individually, a "SPECIAL MEMBER"), such admission to occur without further action of, and without the execution of any other documents by any Person. The Member hereby consents to and approves the admission of the Special Members under such circumstances effective as of the occurrence of such Disability Event. The Special Members shall be deemed to be members of the Company until the Representative has assigned all of the Disabled Member's Membership Interest to an assignee and the assignee has been admitted to the Company as a substitute member in accordance with the provisions of Section 6.3 hereof. By executing this Agreement or a counterpart hereof, each Independent Manager hereby acknowledges and agrees to his admission as a Special Member of the Company subject to and in accordance with the provisions of this Section 6.2(b) and undertakes to be bound by the terms and provisions of this Agreement and to carry out his obligations hereunder as a Special Member. Special Members shall have no obligation to make any capital contributions to the Company unless contributions must be made in order for such Special Members to be deemed to be members of the Company, and then only to the extent they are so required, and the Special Members shall have no interest in the profits, losses or capital of the Company or any right to receive any distributions from the Company unless they are required to obtain an interest in or right to such items in order to be deemed to be members of the Company, and then only to the extent so required. While the Special Members are deemed to be members of the Company, any matters subject to the consent or approval of the "Member" under this Agreement or the Articles, and anything in the LLC subject to the vote of the members, shall require the unanimous consent of the Special Members. Notwithstanding the foregoing, immediately upon the admission of the assignee of the Disabled Member as a substitute member in accordance with Section 6.3 hereof, the Special Members shall be deemed to have withdrawn from, and shall thereupon no longer be deemed to be members of, the Company.


         (c) If, notwithstanding anything contained in subsection (a) or (b) to the contrary, the Company is deemed to have been dissolved upon the occurrence of a Disability Event, then it is hereby agreed that (i) the Company shall be immediately reconstituted as a limited liability company under the LLC Act, (ii) the reconstituted entity shall continue its existence subject to and in accordance with the terms and provisions of this Agreement (modified only to the extent required so as to make them applicable to the reconstituted limited liability company) and the Agreement as so modified shall be binding upon the reconstituted limited liability company and its members and managers, (iii) the reconstituted limited liability company's managers shall be the persons identified in Schedule I and its members shall be the Independent Managers until the admission of the assignee(s) described in Section 6.2(a) as its member(s), and by execution of this Agreement the Managers hereby agree thereto, and (iv) each of the undersigned hereby authorizes each of the Managers, acting alone, to execute, deliver, file and/or record such articles, agreements and certificates (including, without limitation, articles of organization or amendments or restatements thereof) as shall be necessary to carry out the intent of this subsection (c).



         6.3 ADMISSION OF SUBSTITUTE MEMBER.


         The assignee of the Member's Membership Interest pursuant to Sections
6.1 or 6.2 hereof may be admitted to the Company as a substitute Member in the place of the assigning Member. Such admission shall be accomplished by means of the assignee's execution and delivery to the Company of a counterpart of this Agreement. Upon such admission, the assignee, as a substitute Member, shall be deemed to have all of the rights and powers of, and shall be subject to all of the restrictions, obligations and liabilities of, the assigning Member.

         6.4 ADMISSION OF ADDITIONAL MEMBERS.


         One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided that, notwithstanding the foregoing, so long as the Basic Documents are in effect, no additional Member may be admitted to the Company unless Detroit Edison or its successors or assigns that have been admitted to or are otherwise Members of the Company, retain a majority interest in the Company and any Rating Agency Condition (as defined in the Indenture) has been satisfied.



         6.5 MERGER OR CONSOLIDATION OF MEMBER.


         Any successor to the Member upon the merger or consolidation of the Member into or with another Person, which merger or consolidation is not in violation of the Basic Documents, shall, without further act, be deemed to be the member hereunder in lieu of the original Member, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.



         6.6 WITHDRAWAL.


         Except as otherwise set forth herein, the Member does not have the right to withdraw from the Company. Any attempted withdrawal in violation of this provision shall be null and void ab initio and the Company shall not be obligated to recognize any such attempted withdrawal.




                                   ARTICLE VII


                         EXCULPATION AND INDEMNIFICATION



         7.1 EXCULPATION.


         (a) Neither the Member nor any director, officer, stockholder, controlling person or employee of the Member (all of which, collectively, are included within the definition of "MEMBER" for purposes of this Article VII) shall be liable to the Company, any other member of the Company or any other Person (and the interest of the Member in the Company, and in the property and assets of the Company, shall be free of any claims by the Company, any other member of the Company or any other Person) by reason of the fact that the Member was serving in its capacity as a Member unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Member, (ii) receipt by the Member of distributions from the Company in violation of the distribution provisions of this Agreement or the LLC Act, (iii) knowing violation of law by the Member or (iv) violation by the Member of state or Federal securities law.


         (b) No Manager shall be liable to the Company, the Member or any other Person by reason of the fact that the Manager was serving in his capacity as a Manager unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Manager, (ii) approval by the Manager of distributions from the Company in violation of the distribution provisions of this Agreement or the LLC Act, (iii) knowing violation of law by the Manager or (iv) receipt by the Manager of a financial benefit to which he is not entitled.

         7.2 INDEMNIFICATION.


         (a) To the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Member shall be fully protected and indemnified by the Company against all liabilities, losses, expenses, claims and demands (including amounts paid in respect of judgments, fines, penalties, expenses or settlement of litigation and legal fees and expenses reasonably incurred) in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (individually, a "PROCEEDING"), or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that the Member was serving in its capacity as a Member, unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Member, (ii) receipt by the Member of distributions from the Company in violation of the distribution provisions of this Agreement or the LLC Act, (iii) knowing violation of law by the Member or (iv) violation by the Member of state or Federal securities law. Detroit Edison acknowledges that the indemnification provided pursuant to this subsection (a) is not intended to apply to those matters for which Detroit Edison has indemnified the Company under any of the Basic Documents.


         (b) To the fullest extent permitted by agency law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment), each Manager shall be fully protected and indemnified by the Company against all liabilities, losses, expenses, claims and demands (including amounts paid in respect of judgments, fines, penalties, expenses or settlement of litigation and legal fees and expenses reasonably incurred) in connection with any Proceeding, or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that the Manager was serving in his capacity as a Manager, unless such liability is based on or arises in connection with (i) willful misconduct or gross negligence by the Manager, (ii) approval by the Manager of distributions from the Company in violation of the distribution provisions of this Agreement or the LLC Act,
(iii) knowing violation of law by the Manager and (iv) receipt by the Manager of a financial benefit to which he is not entitled. Any officer of the Company who has been delegated authority by the Managers pursuant to Section 4.12 hereof shall be entitled to indemnification in accordance with this subsection (b) as to acts or omissions related to the authority delegated to him, and to exculpation from liability in accordance with Section 7.1(b) hereof.


         (c) Notwithstanding anything herein to the contrary, for so long as any Bonds are outstanding, no payment from funds of the Company (as distinct from funds from other sources, such as insurance) with respect to any indemnity under this Section 7.2 shall be payable except out of funds available for payment of Company expenses as provided in the Indenture. Thereafter, any indemnity under this Section 7.2 shall be provided out of and to the extent of Company assets only, and the Member shall not have any personal liability on account thereof. The indemnity provided under this Section 7.2 shall survive the liquidation, dissolution and termination of the Company and the termination of this Agreement.



         7.3 ADVANCEMENT OF EXPENSES.


         Expenses incurred by a Person which are of the type entitled to be indemnified under Section 7.2 in defending any Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, without any determination as to such Person's ultimate entitlement to indemnification under Section 7.2 hereof, upon receipt of a written affirmation by such Person of such Person's good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in Section 7.2 or otherwise. The written undertaking shall be an unlimited general obligation of the Person but need not be secured and shall be accepted without reference to financial ability to make repayment.

         7.4 INDEMNIFICATION OF EMPLOYEES AND AGENTS.


         The Company shall indemnify and pay and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and pay and advance expenses to a Manager under this Article VII; and the Company shall indemnify and pay and advance expenses to any Person who is or was an employee or agent of the Company and who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person's status as such, to the same extent and subject to the same conditions that the Company may indemnify and pay and advance expenses to the Manager under this Article VII.



         7.5 NONEXCLUSIVITY OF RIGHTS AND OTHER MATTERS.


         The indemnification and advancement and payment of expenses provided by this Article VII (i) shall not be deemed exclusive of any other rights to which the Member, a Manager or other Person seeking indemnification and advancement of payment of expenses may be entitled under any statute, agreement, or otherwise, both as to actions in such Person's official capacity and as to actions in another capacity while holding such position, (ii) shall continue as to any such Person who has ceased to serve in the capacity which initially entitled such Person to indemnity and advancement and payment of expenses and (iii) shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Member, Manager or other Person.



         7.6 INSURANCE.


         The Company may purchase and maintain insurance or another arrangement, or both, at its expense, on behalf of itself or any Person who is or was serving as the Member, Manager, employee or agent of the Company, or who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have had the power to indemnify such Person against such liability under the provisions of this Article VII.



         7.7 SAVING CLAUSE.


         If this Article VII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Member, each Manager or any other Person indemnified pursuant to this Article VII as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable law as to any portion of this Article VII which was not invalidated.



         7.8 CONTRIBUTION.

         If the indemnification in favor of a Manager set forth in Section 7.2(b) hereof is for any reason deemed to be illegal or unenforceable, then, to the fullest extent permitted by law, such Manager shall be entitled to contribution from the Company as and to the extent available at law or in equity for any matter for which such indemnification was deemed to be illegal or unenforceable.

                                  ARTICLE VIII


                           DISSOLUTION AND LIQUIDATION



         8.1 TERM.


         (a) The term of the Company shall end, and the Company shall dissolve, upon the occurrence of any of the following events:

                  (1) the vote of the Member to dissolve the Company,


                  (2) the sale or other disposition of all or substantially all of the assets of the Company, or


                  (3) the occurrence of any event which, under the LLC Act, results in the dissolution of the Company;

provided that, with respect to item (1) hereof and the LLC Act (to the extent applicable), the vote of the Member to dissolve the Company shall mean the Member's affirmative vote with respect to a Dissolution Proposal duly presented for the Member's approval by the Managers, the consummation of which is approved by the Managers' affirmative vote in accordance with item (1) of Section 4.3(b) hereof; and provided further that, with respect to item (2) hereof and the LLC Act (to the extent applicable), the sale or other disposition of all or substantially all of the assets of the Company shall mean such sale or disposition, the consummation of which is approved by the Managers' affirmative vote in accordance with item (1) of Section 4.3(b) hereof.


         (b) The parties acknowledge that it is their intention that the Company not be dissolved upon the commencement of or as a consequence of any bankruptcy, insolvency, receivership or other similar proceeding by or against the Company. Notwithstanding the foregoing, if, under the Basic Documents or otherwise, the Company is dissolved upon the bankruptcy, insolvency, receivership or other similar proceeding against the Company, then it shall immediately thereupon be deemed to have been reconstituted in the manner set forth in Section 6.2(c) hereof, except that the Member shall continue to be the sole Member thereof.



         8.2 WINDING UP AND LIQUIDATION OF THE COMPANY.


         (a) Upon the dissolution of the Company in accordance with Sections 8.1 and 4.3(b) hereof, unless it is reconstituted as provided in Section 6.2(c) or 8.1(b) hereof, the Managers shall proceed to wind up the affairs and liquidate the property and assets of the Company, and shall apply and distribute the proceeds of such liquidation in the following priority:

                  (1) to the expenses of liquidation;


                  (2) to the payment of all amounts payable under the Bonds and the Financing Order;

                  (3) to the payment of all debts and liabilities of the Company other than those set forth in item (2) hereof;


                  (4) to the establishment of such reserves as the Managers deem necessary or advisable to provide for any contingent or unforeseen liabilities or obligations of the Company, provided, however, that after the expiration of such period of time as the Managers deem appropriate, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth; and


                  (5) any remaining proceeds shall be distributed to the Member.


         (b) A reasonable time shall be allowed for the orderly liquidation of the property and assets of the Company and the payment of the debts and liabilities of the Company in order to minimize the normal losses attendant upon a liquidation.


         (c) Anything contained in this Section 8.2 to the contrary notwithstanding, if the Managers shall determine that a complete liquidation of all the property and assets of the Company would involve substantial losses or be impractical or ill-advised under the circumstances, the Managers shall liquidate that portion of the assets of the Company sufficient to pay the expenses of liquidation and the debts and liabilities of the Company (excluding the debts and liabilities of the Company to the extent that they are adequately secured by mortgages on or security interests in the assets of the Company), and the remaining property and assets shall be distributed to the Member.



         8.3 CERTIFICATE OF DISSOLUTION.


         After the Company has been dissolved, a certificate of dissolution of the Company shall be executed and filed with the Department.




                                   ARTICLE IX


                            MISCELLANEOUS PROVISIONS



         9.1 OFFSET.


         Whenever the Company is to pay any sum to the Member, any amounts the Member owes the Company may be deducted from such sum before payment.



         9.2      NONPETITION COVENANT.


         (a) The Member and each Manager hereby covenants and agrees that, except as otherwise required pursuant to the exercise of its or his fiduciary duty with respect to the Company, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed under the Hedge Agreements or Interest Rate Swap Agreements, it (he) shall not (i) acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, (ii) consent to or approve, or make application for, or constitute or maintain any action for the dissolution of the Company under Sections 801 or 802 of the LLC Act or otherwise or (iii) order the winding up or liquidation of the affairs of the Company; provided, however, that nothing in this subsection (a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Company pursuant to this Agreement.


         (b) In the event that the Member or any Manager takes any action in violation of subsection (a) hereof, the Company agrees that it shall file an answer with the court or otherwise properly contesting the taking of such action and raising the defense that the Member or the Manager, as the case may be, has agreed in writing not to take such action and should be estopped and precluded therefrom, and such other defenses, if any, as its counsel advises that it may assert.


         (c) The provisions of this Section 9.2 shall survive the termination of this Agreement and the resignation, withdrawal or removal of the Member or any Manager. Nothing herein contained shall preclude participation by the Member or a Manager in the assertion or defense of its claims in any such proceeding involving the Company.



         9.3 NOTICES.


         Any notice, offer, demand, consent or other communication required or permitted to be given under any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if it is in writing, addressed to the party to whom the same is directed at the address set forth below and (i) delivered in person, (ii) sent by registered or certified United States mail, return receipt requested, (iii) sent by receipted overnight courier, or (iv) sent by facsimile transmission. Any such notice or other communication shall be deemed to be delivered (i) upon personal delivery to the Person to whom it is sent, (ii) on the second business day after the date on which the same was deposited in a regularly maintained receptacle for the deposit of the United States' mail, postage and charges prepaid, (iii) one business day following delivery to the aforesaid overnight courier, with all charges prepaid, or (iv) upon notification of receipt by the facsimile machine to which it is directed. All notices, requests, and consents to be sent to the Member shall be sent to or made to The Detroit Edison Company, 2000 Second Avenue, Detroit, Michigan 48226-1279, Attention: Treasurer. All notices, requests and consents to be sent to the Company shall be sent to or made to The Detroit Edison Securitization Funding LLC, 2000 Second Avenue, 850 WCB, Detroit, Michigan 48226-1279,
Attention: Susan M. Beale. All notices, requests and consents to a Manager shall be sent to him at the address set forth on Schedule I. Any party may change his address for purposes of this Agreement by giving the other parties notice of such change in the manner hereinabove provided for the giving of notices.



         9.4 CONSTRUCTION.


         (a) The headings in this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.


         (b) Any agreement, instrument, statute, law, regulation or rule defined or referred to herein shall be deemed to mean such agreement, instrument, statute, law, regulation or rule as from time to time amended, modified or supplemented, and includes in the case of agreements and instruments, references to all attachments thereto and instruments incorporated therein.

         (c) Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.


         (d) If any language is stricken or deleted from this Agreement, such language shall be deemed never to have appeared herein and no other implication shall be drawn therefrom.


         (e) References to a Person are also to his permitted successors and assigns.


         (f) The parties hereto having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed nor any ambiguities within this Agreement resolved against any party hereto.


         (g) This Agreement shall be construed and enforced in accordance with, and governed by, the laws and decisions of the State of Michigan, excluding any conflict of laws rule or principle that might refer the governance or other construction of this Agreement to the law of another jurisdiction.



         9.5 SEVERABILITY.


         If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any person or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.



         9.6 WAIVER.


         A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by such Person of its obligations with respect to the Company shall not be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.



         9.7 NO CONFLICT WITH ARTICLES.


         The provisions of this Agreement shall govern and control unless there is a specific conflict with either the LLC Act or the Articles, in which event the LLC Act or the Articles, as the case may be, shall govern and control.



         9.8 ENTIRE AGREEMENT.


         This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. All prior agreements among the parties hereto with respect to the subject matter hereof, whether written or oral, are merged herein and shall be of no force or effect. This Agreement cannot be modified or changed orally, but only by an agreement in writing.

         9.9 AMENDMENT.


         This Agreement may not be amended, except (i) by means of a writing signed by the Member, the Company and the Managers and filed with the records of the Company and (ii) while the Bonds are in effect, upon prior approval of the Trustee and receipt of written confirmation by each Rating Agency (as defined in the Indenture) then rating any Series and/or Class of Bonds, to the Trustee and the Company, that such amendment will not result in a reduction or withdrawal of the then current rating by any such Rating Agency of any outstanding Series and/or Class of Bonds.



         9.10 INSERTION OF AGREEMENT PROVISIONS IN INDENTURE.


         Provisions of this Agreement may be included in the Indenture in favor of the holders of the Bonds.



         9.11 BINDING AGREEMENT.


         This Agreement shall inure to the benefit of and be binding upon, the parties hereto, and their heirs, successors and assigns.



         9.12 COUNTERPARTS.


         This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, constitute an original and all of which, taken together, shall constitute one and the same Agreement.




         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives effective the date first above stated.


                      "Company"

                      THE DETROIT EDISON SECURITIZATION
                      FUNDING LLC, a Michigan limited liability company


                      By:
                         --------------------------------------------------
                               N.A. Khouri
                      Its:     Manager


                 and By:
                        ---------------------------------------------------
                               Larry G. Garberding
                      Its:     Manager


                 and By:
                        ---------------------------------------------------
                               David E. Meador
                      Its:     Manager

                      "Member"

                      THE DETROIT EDISON COMPANY, a Michigan
                      corporation


                      By:
                         --------------------------------------------------

                      Its:
                               -----------------------------------

                               -----------------------------------

                      "Managers"


                      -----------------------------------------------------
                      N.A. Khouri


                      -----------------------------------------------------
                      Larry G. Garberding


                      -----------------------------------------------------
                      David E. Meador




                      -----------------------------------------------------

                      -----------------------------------



                      -----------------------------------------------------

                      -----------------------------------

                                   SCHEDULE I


                                    MANAGERS



N.A. Khouri
2000 Second Avenue
Detroit, Michigan  48226


Larry G. Garberding
2000 Second Avenue
Detroit, Michigan  48226


David E. Meador
2000 Second Avenue
Detroit, Michigan  48226


[NAME OF MANAGER]                                           Independent Manager
------------------------------------
[ADDRESS OF MANAGER]



[NAME OF MANAGER]                                           Independent Manager
------------------------------------
[ADDRESS OF MANAGER]